Exhibit 10.1

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. CONTRACT ID CODE

PAGE OF PAGES: 1 | 2

2. AMENDMENT/MODIFICATION NO.: 0001

3. EFFECTIVE DATE: See Block 16C

4. REQUISITION/PURCHASE REQ. NO.:

5. PROJECT NO. (If applicable):

6. ISSUED BY — CODE: ASPR-BARDA

ASPR-BARDA
200 Independence Ave., S.W.
Room 640-G
Washington DC 20201

7. ADMINISTERED BY (If other than Item 6) — CODE: ASPR-BARDA01

ASPR-BARDA
330 Independence Ave, SW, Rm G644
Washington DC 20201

8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)

BIOCRYST PHARMACEUTICALS, INC. 726613
BIOCRYST PHARMACEUTICALS, INC.
4505 EMPEROR BLVD STE 200
DURHAM NC 277036457

CODE: 726613 | FACILITY CODE:

(x) 9A. AMENDMENT OF SOLICITATION NO.:

9B. DATED (SEE ITEM 11):

X 10A. MODIFICATION OF CONTRACT/ORDER NO.: HHSO100201500007C

10B. DATED (SEE ITEM 13): 03/27/2015

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended. ☐ is not extended.
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning ______ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)
See Schedule

13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE	
	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
X	D. OTHER (Specify type of modification and authority) Bi-lateral: Mutual Agreement of the Parties

E. IMPORTANT: Contractor ☐ is not. ☒ is required to sign this document and return 2 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

Tax ID Number: 62-1413174
DUNS Number: 618194609

A. The purpose of this bi-lateral modification is to incorporate the following changes into the contract:

1. Article C.3. Earned Value Management System (EVMS) Implementation Requirements is hereby revised to change the EVMS to Tier 2 and to replace Attachment J with the attached Tier 2 Implementation Guide

2. Article F.2., Deliverables, Earned Value Management (EVM) Deliverables, the due dates and reports listed in the subparagraphs are hereby revised as follows:
Continued ...

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print): Jon P. Stonehouse CEO

16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print): THOMAS P. HASTINGS

15B. CONTRACTOR/OFFEROR: [signature] (Signature of person authorized to sign)

15C. DATE SIGNED: 6/2/15

16B. UNITED STATES OF AMERICA: [signature] (Signature of Contracting Officer)

16C. DATE SIGNED: 6/2/15

NSN 7540-01-152-8070
Previous edition unusable

STANDARD FORM 30 (REV. 10-83)
Prescribed by GSA
FAR (48 CFR) 53.243

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED HHSO100201500007C/0001	PAGE 2	OF 2

NAME OF OFFEROR OR CONTRACTOR
BIOCRYST PHARMACEUTICALS, INC. 726613

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	i. The Contract Performance Report (CPR) reporting period is to commence within *** days after the Performance Management Baseline Review (PMBR) has taken place and the Performance Measurement Baseline (PMB) and the Integrated Master Schedule (IMS) have been agreed upon by both BioCryst and the Government and shall be updated monthly ii. The Integrated Master Plan is due within *** days of award and shall be updated monthly iii. The Program Management Baseline Review (PMBR) is due within *** days of the contract award iv. The Risk Management Plan is due within *** days after award 3. Attachment 2, Milestone and Deliverables Chart is hereby deleted in its entirety and replaced with the attached Revised Milestone and Deliverables Chart, dated May 7, 2015, to include the milestone WBS 1.3.1 Manufacture *** (Batch***) mistakenly left out of the original contract. 4. Attachment J, the 7 Principles of Earned Value Management Tier 3 System Implementation Intent Guide is hereby deleted in its entirety and replaced with the attached Implementation Guide for Tier 2. 5. Article H.30., PUBLIC READINESS AND EMERGENCY PREPAREDNESS ACT ("PREP ACT") is hereby deleted in its entirety. B. All other terms and conditions of the contract remain the same. Period of Performance: 03/31/2015 to 09/30/2016				

NSN 7540-01-152-8067

OPTIONAL FORM 336 (4-86)
Sponsored by GSA
FAR (48 CFR) 53.110

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application with the Commission.

ATTACHMENT 2
MILESTONE AND DELIVERABLES CHART
May 7, 2015
HHSO100201500007C
WBS	Milestone	Deliverable	Success Criteria	Timing	Go/No-Go for initiation
CLIN 0001 - MANUFACTURE OF CLINICAL TRIAL MATERIAL
1.2.1	Process Improvements Report	Report on Process Development	Process Developed	***
1.2.2	Determination of Sufficient Process for Commercial Scale up	Evaluation report	BARDA approval of developed process	***	N/A
1.3.1	Manufacture ***(Batch ***)	***	Acceptable quality and yield	***	N/A
1.3.2	Manufacture ***(Batch ***)	***	Acceptable quality and yield	***	N/A
1.4.1	Manufacture cGMP BCX4430 (***campaign DS Batch ***)	BCX4430 DS CofA,	Acceptable quality and yield	***	N/A
1.4.2	Manufacture cGMP BCX4430 (*** campaign DS Batch ***)	BCX4430 DS CofA,	Acceptable quality and yield	***	N/A
1.4.3	Prepare a Campaign Summary Reports	Campaign Reports (DS Batches ***)	Completion of DS Campaigns	***	N/A
1.4.4	Drug substance stability study	Initial Report on stability activities	Stability data	***
1.5	Drug Product Development	DP Process Development Report (WBS 1.5.4) Pre-formulation and Physicochemical Report (WBS1.5.5) Extractable/Leachable Report (WBS 1.5.7)	Completion of Studies	***	N/A
1.5.8	Excipient Compatibility Report for IV Formulation	Compatibility Report	IV formulation completed	***
1.6.1	Manufacture cGMP DP (CTM Batch *** ***)	BCX4430 DP CofA,	Acceptable quality and yield	***	Accepted GMP DS
1.6.2	Manufacture cGMP DP (CTM Batch *** ***)	BCX4430 DP CofA,	Acceptable quality and yield	***	Accepted GMP DS

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application with the Commission.

1.6.3	Prepare a Campaign Summary Reports	Campaign Reports (CTM Batches ***)	Completion of DP Campaigns	***	N/A
1.6.4	Drug Product stability study	Initial Report on stability activities	Stability Data	***
1.6.5	Comparability Study	Comparability Protocol and Report	Completion of DS and DP Campaigns	***
1.7.1	Manufacture cGMP BCX4340 (*** campaign DS Batch ***)	BCX4430 DS CofA	Acceptable DS process	***	N/A
1.7.2	Prepare a Campaign Summary Report	Campaign Reports (DS Batch***)	Completion of DS Campaign	***	N/A
1.7.2	Manufacture cGMP DP (CTM Batch *** ***)	BCX4430 DP CofA,	Acceptable quality and yield	***	Accepted GMP DS
1.7.4	Prepare a Campaign Summary Report	Campaign Report (CTM Batches ***)	Completion of DS Campaigns	***	N/A
1.7.5	Drug Substance and Drug Product stability study	Initial report on stability activities	Stability Data	***	Manufacture of 1.7.1 drug substance and 1.7.2 drug product
1.7.6	Comparability Study	Comparability Protocol and Report	Comparable DS and DP profiles	***	N/A
CLIN 0002 – COMMERCIAL SCALE UP AND NDA REGISTRATION BATCHES Go/No Go Criteria to Initiate: WBS 1.2.2 BARDA approval of process developed
2.2	Drug Substance Process Scale-up	Process Development Report (WBS 2.2.4)	Selection of the optimized manufacturing process	***	*** process
2.3.1	Manufacture BCX4340 DS (DS Registration Batch ***)	BCX4430 Registration DS CofA	Acceptable quality and yield	***	*** process
2.3.2	Manufacture BCX4340 DS (DS Registration Batch ***)	BCX4430 Registration DS CofA,	Acceptable quality and yield	***	*** process
2.3.3	Manufacture BCX4340 DS (DS Registration Batch ***)	BCX4430 Registration DS CofA,	Acceptable quality and yield	***	*** process
2.3.4	Prepare a Campaign Summary Report	Campaign Reports (DS Batches ***)	Completion of DS Campaign	***	N/A
2.4.1	Manufacture BCX4430 DP (DP Registration Batch ***)	BCX4430 DP CofA,	Acceptable quality and yield	***	Accepted GMP DS

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application with the Commission.

2.4.2	Manufacture BCX4430 DP (DP Registration Batch ***)	BCX4430 DP CofA,	Acceptable quality and yield	***	Accepted GMP DS
2.4.3	Manufacture BCX4430 DP (DP Registration Batch ***)	BCX4430 DP CofA,	Acceptable quality and yield	***	Accepted GMP DS
2.4.4	Prepare a Campaign Summary Report	Campaign Report (CTM Registration Batches ***)	Completion of DS Campaigns	***	N/A
2.5	Drug substance and Drug Product stability study	Report on stability activities	Stability Data	***
2.6	Comparability Study	Comparability Protocol and Report	Comparable DS and DP profiles	***	Accepted GMP DS
CLIN 0003 – NONCLINICAL NDA-ENABLING TOXICOLOGY - IM Go/No Go Criteria to Initiate: WBS 1.4.1 Completion of Manufacture cGMP BCX4430 (*** campaign DS Batch ***)
3.1.1	Complete GLP *** IM Tox Study - ***	Study Report	Established NOAEL	***	Drug Substance confirming to release criteria
3.1.2	Complete GLP *** IM Tox Study - ***	Study Report	Established NOAEL	***	Drug Substance confirming to release criteria
3.2.1	Conduct *** assessment in *** and ***	Study Report	No significant findings	***	N/A
3.2.2	Conduct *** Dose Range Finding Studies in the ***	Study Report	No significant findings	***	N/A
3.2.3	Conduct Definitive *** toxicology in the ***	Study Report	No significant findings	***	N/A
3.2.4	Conduct *** toxicology ***	Study Report	No significant findings	***	N/A
3.3.1	Conduct Radiolabeled ADME study - ***	Study Report	Characterize drug disposition	***	Acceptable Radiolabel Material
3.3.2	Conduct Radiolabeled ADME – ***	Study Report	Characterize drug disposition	***	Acceptable Radiolabel Material
CLIN 0004 – IN VITRO EXPERIMENTS – IV Go/No Go to Initiate: WBS 1.5.8 Completion of Excipient compatibility studies for IV formulation
4.1.	Conduct *** Test – IV	Study Report	No effect on ***	***	IV formulation WBS 1.5.8
4.2.	Conduct *** Test – IV	Study Report	No effect on ***	***	N/A

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application with the Commission.

4.3	*** IV experiments	Study report on all *** assays with recommendation to proceed CLIN0005	No toxicology ***	***
CLIN 0005 – NONCLINICAL NDA-ENABLING TOXICOLOGY – IV Go/No Go to Initiate: WBS 4.3 Completion of *** IV toxicology studies
5.1.1	Complete GLP *** IV Tox Study - ***	Study Report	Established NOAEL	***	Drug Substance confirming to release criteria
5.1.2	Complete GLP ***IV Tox Study - ***	Study Report	Established NOAEL	***	Drug Substance confirming to release criteria
5.2.1	Conduct *** assessment in ***	Study Report	No significant findings	***	N/A
5.2.2	Conduct *** Dose Range Finding Studies in the ***	Study Report	No significant findings	***	N/A
5.2.3	Conduct Definitive *** toxicology in the ***	Study Report	No significant findings	***	N/A
5.2.4	Conduct *** toxicology ***	Study Report	No significant findings	***	N/A

Department of Health & Human Services
HHS
Office of the Assistant Secretary for Preparedness and Readiness
ASPR
Biomedical Advanced Research and Development Authority
BARDA

7 Principles of Earned Value Management Tier 2 System Implementation Intent Guide

01 May 2011

TABLE OF CONTENTS

OVERVIEW ____ 1

EVM IMPLEMENTATION TIERS ____ 3

SEVEN PRINCIPLES OF EVM ____ 4

Principle 1: Plan all Work Scope ____ 4

Principle 2: Break Work into Finite Pieces and Define Person/Organization Responsible for Work ____ 4

Principle 3a: Integrate Scope, Schedule and Budget into a Performance Measurement Baseline ____ 5

Principle 3b: Control Changes to the Baseline ____ 6

Principle 4: Use Actual Costs Incurred and Recorded in Accomplishing the Work Performed ____ 7

Principle 5: Objectively Assess Accomplishments at the Work Performance Level ____ 7

Principle 6a: Analyze Significant Variances From the Plan ____ 8

Principle 6b: Prepare an Estimate at Completion Based on Performance to Date and Work to be Performed ____ 9

Principle 7: Use EVMS Information in the Company's Management Processes ____ 9

APPENDICES ____ 11

APPENDIX 1: Glossary of Terms ____ 11

Appendix 2 Supplemental EVM Implementation Guideline ____ 21

Appendix 3 Sample EVM Documents ____ 24

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked "***" and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application with the Commission.
7 Principles of EVM Tier 2 System Implementation Intent Guide

OVERVIEW

Earned Value Management (EVM) is a program management tool, technique, and discipline that facilitates systematic planning for and monitoring of, high value, complex projects. It integrates a project's scope of work with the related budget and schedule to permit detailed assessment of overall performance during the life of the project.

Several government-wide guidance documents govern the definition and use of EVM systems. Guidelines outlining the qualities and characteristics of an EVM system are set forth in the American National Standards Institute/Electronic Industries Alliance (ANSI/EIA) Standard-748 (most current version). More detailed and specific guidance and direction is contained in OMB Circular A-11, *Preparation, Submission and Execution of the Budget*, specifically in Part 7 of that Circular A-11, *Planning, Budgeting, Acquisition, and Management of Capital Assets*, and its supplement, the Capital Programming Guide. Based on this collective OMB guidance, EVMS is intended to be used on those parts of acquisitions that will involve developmental effort. This would include not only those acquisitions designated by the agency as major systems but also those acquisitions that include significant developmental, modification, or upgrade during the operational or steady-state phase of a program.

The FAR rule on EVMS became effective on July 5, 2006. Its purpose is to implement EVMS policy in accordance with OMB Circular A-11. Because the new FAR coverage applies throughout the executive branch and to agencies with disparate definitions of and processes and procedures for major systems acquisitions, the FAR Council decided against a "one-size-fits all" approach and left several significant aspects of the detailed implementation up to the discretion of each covered agency.

The FAR and Health and Human Services Acquisition Regulations (HHSAR) language for EVMS will be utilized for all construction or Information Technology (IT) projects. Since most of the acquisitions at the Biomedical Advanced Research and Development Agency (BARDA) are unique in that most acquisitions are not Information Technology projects or construction projects, BARDA is developing EVM language that incorporates the 7 Principles of Earned Value Management. These principles allow flexibility to an EVM system structure but still meet the spirit of the ANSI/EIA Standard-748. It also incorporates discipline in implementation and operations and also provides the same reporting data outlined by OMB.

The Seven Principles of Earned Value Management are as follows:

1. Plan all work scope to completion

2. Break down the program work scope into finite pieces that can be assigned to a responsible person or organization for control of technical, schedule and cost objectives

3. Integrate program work scope, schedule, and cost objectives into a performance measurement baseline plan against which accomplishments can be measured. Control changes to the baseline.

4. Use actual costs incurred and recorded in accomplishing the work performed.

1

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked "***" and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application with the Commission.
7 Principles of EVM Tier 2 System Implementation Intent Guide

5. Objectively assess accomplishments at the work performance level.

6. Analyze significant variances from the plan, forecast impacts, and prepare an estimate at completion based on performance to date and work to be performed.

7. Use earned value information in the company's management processes.

2

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked "***" and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application with the Commission.
7 Principles of EVM Tier 2 System Implementation Intent Guide

EVM IMPLEMENTATION TIERS

BARDA will be implementing a tiered approach to EVM based on the type of acquisition, size of the acquisition and the technical readiness level. There are three tiers and they are as follows:

TIER 1

For all construction contracts and IT contracts the ANSI/EIA-748 Standard for Earned Value Management Systems will apply and all relevant FAR/HHSAR clauses pertaining to EVMS will be incorporated in the contract. The National Defense Industrial Association (NDIA) Program Management Systems Committee (PMSC) ANSI/EIA-748 Standard for Earned Value Management Systems Intent Guide should be used as guidance.

TIER 2

For countermeasure research and development contracts that have a total acquisition costs greater than or equal to $25 million and have a Technical Readiness Level (TRL) of less than 7 will apply EVM principles for tracking cost, schedule and technical performance that comply with the 7 Principles of EVM Implementation.

TIER 3

For countermeasure research and development contracts that have total acquisition costs less than $25 million but greater than $10 million will apply EVM principles for tracking cost, schedule and technical performance that are consistent with the 7 Principles of EVM Implementation.

This Guide is an explanation of the intent of what is expected for a Tier 2 system implementation of the 7 Principles of EVM.

3

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked "***" and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application with the Commission.
7 Principles of EVM Tier 2 System Implementation Intent Guide

SEVEN PRINCIPLES OF EVM

Principle 1: Plan all Work Scope

In a performance measurement system implementation the Statement of Work (SOW) should reflect all work that is to be performed. In a 7 Principles implementation a Work Breakdown Structure (WBS) shall be developed to include all elements of the SOW. The level of the WBS may not be as detailed as in a Tier 1 implementation. It would be developed at a higher level, such as level three or four, however, the government may expand specific technical legs to lower than level four and it may retract some non-technical legs to higher than 3. It is beneficial and required to develop a WBS dictionary that explains what work is going to be performed in each WBS in detail. This will ensure that the contractor has identified all work scope and left no major work undefined. It is recommended that the work packages descriptions are clear and detailed so that there is an understanding of the work that is to be performed in the work packages. For the 7 Principles implementation programs it would be acceptable for the WBS Dictionary be expanded to include information that would normally be kept on a Work Authorization Document, such as charge numbers associated with the work, period of performance, the manager who is responsible for the work, and budget associated with the WBS. The additional "WAD info" would only be added to the lowest level (i.e. level 3 or 4) of the WBS. The roll up level WBS would only include scope. By doing this documentation is limited to one document instead of two.

By developing a WBS and a WBS Dictionary/Work Authorization Document the work scope has been defined but the documentation is greatly reduced and the costs associated with developing and updating the documentation is reduced. The intent of the combination document is not to reduce the level of information provided to the government but to reduce the amount of documents that need to be produced. An example of a WBS dictionary and Work Authorization document and what is expected on the document(s) is provided.

Principle 2: Break Work into Finite Pieces and Define Person/Organization Responsible for Work

In a 7 Principles Tier 2 implementation it is recommended that the work be broken into finite pieces in the schedule tool. It is recommended to plan the work by the lowest level WBS. The lowest level WBS (level 3 or 4) should be the control account and the activities would act as the work packages. For Tier 2 programs that are of larger value (greater than $25M) the expectation is that the control account will be at least at level 4 and potentially level 5. Most of the normal functions accomplished when scheduling will be required on a 7 Principles Tier 2 implementation. These normal functions include, network scheduling, horizontal and vertical traceability, forecasting schedule start and completion dates, and running critical path analysis. As part of vertical traceability it is expected that all contract milestones will be listed on the schedule.

The schedule should include but is not limited to include the following fields:

WBS number
Control Account number
Work package number
Task name

4

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked "***" and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application with the Commission.
7 Principles of EVM Tier 2 System Implementation Intent Guide

Duration
Baseline Start and Finish Dates
Actual Start and Finish Dates
Forecast Start and Finish Dates
Predecessor/Successors
Activity Percent Complete

All the work scheduled at the lowest level WBS should be identified by a single responsible manager. This manager, known as a Control Account Manager should be identified in the schedule tool and/or in a cost tool. In a 7 Principles implementation, only individuals at the lowest level WBS need be identified and there is no requirement for the costs to roll up by organization, although if it is not cost intensive or tool restricted then developing the OBS is recommended. In many cases, BARDA will provide the top three levels of the WBS for the contractor to use.

Principle 3a: Integrate Scope, Schedule and Budget into a Performance Measurement Baseline

This principle integrates the work scope, the schedule and the budget into a performance measurement baseline. Since we discussed work scope and schedule the focus of this principle is the incorporation of the budget in a time-phased manner. The budget must be integrated with the scope of work and the schedule into a Performance Measurement Baseline (PMB). The budget is made up of both direct and indirect dollars. An accepted way of incorporating the budget and integrating with the scope and schedule is to resource load the Microsoft Project (or other scheduling tool) schedule. This is done by loading the individual people and their loaded rate into the tool. This budget data will be input at the work package level with a rate that includes the indirect costs. The budget will have to have the capability to be rolled up to the control account level and will need to be reported in a way that provides the responsible manager (Control Account Manager) with information needed to manage the program. Resource loading of the schedule is not the only way to incorporate the budget. As long as the budget in the budget/EV tool is linked to the schedule activities and it is flexible to change when schedule baseline dates change, then loading the budget in the Budget/EV tool is an acceptable way to integrate the cost and schedule baselines. The budget information will be displayed on the time-phased Control Account Plan reports. These reports should have the flexibility to report the dollars both in total dollars, as well as, direct and indirect broken out separately. Also the report is generally required as a deliverable on most contracts and must have the capability to include earned value or Budgeted Cost of Work Performed (BCWP) and actual costs or Actual Costs of Work Performed (ACWP).

Budgeting of subcontractor effort will vary depending on whether or not the subcontractor is a cost plus or fixed price subcontract. If it is cost plus then the expectation is that there will be monthly billing of costs from the subcontractor to the prime contractor and therefore budget must be planned in accordance with the work completed and billed. If it is fixed price then the budget should be planned with work execution or milestones completed and budget should only be planned in those months where work is expected to be completed.

5

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked "***" and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application with the Commission.
7 Principles of EVM Tier 2 System Implementation Intent Guide

It is recommended that management reserve and undistributed budget be utilized in the budgeting process. Undistributed budget is budget that has not yet been distributed to a control account and it requires additional time to plan the work and distribute the budget to a control account. It is a temporary holding account and budget should only stay in Undistributed Budget for one or two months. If the work scope is easily identified to all the control accounts then the use of Undistributed Budget may not be necessary.

Management Reserve is budget that is set aside, normally by the Program Manager, to be used to budget future but currently unknown tasks. It is associated with risk issues and is to be used to mitigate risk. It is not part of the Performance Measurement Baseline and it should not be used for out of scope work and to cover overruns.

Principle 3b: Control Changes to the Baseline

A properly controlled PMB is crucial to effective program management. The timely and accurate incorporation of contractual changes ensures that the information generated from the execution of the baseline plan provides an accurate picture of progress and facilitates correct management actions and decisions. The accurate and timely incorporation of authorized and negotiated changes into the PMB ensures that valid performance measurement information is generated for the new scope being executed. Near term new scope effort should be planned and have budget in control accounts. Far term new scope effort that cannot be reasonably planned in the near term can either be put in planning packages in the control account or left in Undistributed Budget if the control account has not been identified. The timely and accurate incorporation of authorized and negotiated changes into the PMB ensures that valid performance measurement information is generated for the new scope being executed. Budget revisions are made when work is added to the contract and are traceable from authorized contract target costs to the control account budgets or from management reserve. Management reserve may be used for future work when additional in-scope work has been identified.

Retroactive changes to the baseline may mask variance trends and prevent the use of performance data to project estimates of cost and schedule at completion. Controlling retroactive adjustments, which should only be made in the current period, if possible, is imperative because they could arbitrarily eliminate existing cost and schedule variances.

The use of program budget logs should be used to track and log all budget changes. The ability to track budget values for both the internal and external changes will help in the maintenance of the performance measurement baseline from program start to completion. Contractor is expected to utilize baseline change documentation facilitating the change. It should provide the rationale/justification, approval process, work scope additions or deletions, dollars, changes to schedules, estimate at completion, etc. It should also include contractual change documents for external changes, such as a contract modification, letter to proceed, not to exceed letter, change order, etc., that transmit and authorize the change or addition to work, budget, and schedule. Other documents that should change if a change of scope has been authorized is: Statement of Work, WBS (changes if applicable); WBS Dictionary (additions or deletions to scope); work authorization documents authorizing new scope, schedule and budget; schedules.

6

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked "***" and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application with the Commission.
7 Principles of EVM Tier 2 System Implementation Intent Guide

Principle 4: Use Actual Costs Incurred and Recorded in Accomplishing the Work Performed

Some of the new acquisitions at BARDA will be required to be compliant with the Cost Accounting Standards. For 7 Principles implementation contractors must utilize a work order/job order/task code charge number structure that uniquely identifies costs at the control account level. This will allow for accumulation and summarization of costs to higher levels of the work breakdown structure. Actual costs are accumulated in the formal accounting system in a manner consistent with the way the related work is planned and budgeted. Actual costs reported in the performance reports agrees with the costs recorded in the accounting system or can be explained as timing differences. The contractor will have to be able to incorporate and reconcile to the accounting system actual costs on their Contract Performance Reports (CPR) to the customer.

Depending on the amount of material and subcontractors on the program, it may be necessary for reporting purposes, to include accruals, or estimated actuals, for these costs. Since material and subcontractor invoices are not paid and recorded in the accounting system for up to several months after the work has been planned, performance data will be skewed. Accruing or estimating actual costs based on receipt (for material) and expended hours for subcontractors will alleviate this issue. The use of accrual/estimated actuals should be reviewed on a case by case basis depending on the size of program, the amount of material or subcontractor budget and costs. If the material and subcontract effort on the project is minimal (represents less than 5% of the project budget) then the time and effort needed to manage the accruals would outweigh the benefit of having the costs accrued since the performance data would only be minimally affected. Although actual costs are generally reported to the USG in total dollars the system must be able to differentiate and report direct costs and indirect costs if requested.

If the subcontractor has a fixed price contract the prime contractor, then the prime contractor must report actual costs in accordance with the work that is accomplished. This is acheived by recording the actual costs equal to the work that was performed in the EVM system and on the CPR. If the subcontractor is a cost plus contract its imperative the costs the prime reports is in accordance with the costs incurred in that month. This is necessary to ensure that the data reported is not skewed. With this premise, fixed price subcontractors cost variances should not exist or be reported on the CPR whereas the cost reported for cost plus subcontractors should be based on what was incurred and not what has been invoiced to date, which may be months behind.

Principle 5: Objectively Assess Accomplishments at the Work Performance Level

In order to meet this Principle, the scheduling of the scope of work in work packages or activities need to incorporate measurable units or milestones in order to objectively assess accomplishments or obtain what we call "earned value". These units or milestones are given a value based on labor resources needed to accomplish the work (which becomes the Budgeted Cost of Work Scheduled or BCWS). When they are accomplished (known as Budgeted Cost of Work Performed or BCWP) they receive the value associated with the budget which measures progress.

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Schedule status to measure progress needs to be on at least on a monthly basis although it is preferred on a bi-weekly basis. As part of the status process progress dates, such as actual start/complete and forecast start/complete need to be updated.

Since Microsoft Project seems to be the schedule tool of choice by most contractors, there are four types of earned value methodologies utilized by Microsoft Project of which two assess progress by the completion of milestones and they are the 50/50 and 0/100 methodologies. In both cases, progress is reported for completion milestones and in the 50/50 methodology fifty percent of the value of the work package/activity is credited for starting the work. The other two earned value methodologies are assessed percent complete (also know as Supervisor's Estimate) and level of effort (LOE). All four methodologies are legitimate earn value measurement techniques but the assessed percent complete based or supervisor's estimates are highly discouraged. The reason is that it is highly subjective and is not based on any quantifiable criteria. BARDA will not accept these earned value methodologies unless approved as an exception on a case by case basis. If percent complete on work packages is used with objective measurable activities, the contractor must show distinct relationship between the budget planned at the work package level and the value earned at the activity level. If this is done properly then the measurement will be objective and the schedule variance will be clearly understood and easy to explain. If this is not done properly then schedule activities are not aligned with the budget in the performance measurement baseline and schedule variances will not be easy to understand. If the latter is the case, BARDA will not accept that as an acceptable earned value methodology.

There are built in weaknesses with the 0/100 and 50/50 methodologies also. If the responsible manager is being asked to plan their work in monthly increments in order to utilize the 0/100 methodology then they may be asked to break the work up in pieces that don't make logical sense or represent the natural ending of the work. Also the 50/50 methodology, which is usually used for a two month work package, will provide skewed monthly data if the resources in the work package are not loaded equally for each month. It will give an artificial positive or negative schedule variance the first month and vice versa the next month.

Additional earned value methodologies, such as the weighted milestone methodology and percent complete with milestone gates may be utilized. The weighted milestone method allows value to be earned based on the resource value in each month, which eliminates artificial schedule variances.

For all discrete measurable work packages or control accounts, there must be an activity in each month to measure. Gaps, in which there is nothing to measure in a month or months is not acceptable.

For subcontractors that have a fixed price contract with the prime contractor, the expectation is that there will be no cost variance. The ACWP reported on the CPR will equal the BCWP earned, regardless of the payment schedule with subcontractor.

Principle 6a: Analyze Significant Variances From the Plan

The purpose of this principle is to ensure that the earned value data is analyzed by the contractor and reported to the customer. The 7 Principles programs should be able to calculate the cost variance (BCWP minus Actual Cost of Work Performed (ACWP) and the schedule variance (BCWP minus BCWS) at least on a cumulative basis. It is recommended that variances be

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calculated on a current month basis also. The EVM system should also provide both monthly and cumulative Cost Performance Index (BCWP divided by ACWP) and Schedule Performance Index (BCWP divided by the BCWS). This data should be provided at the control account level and at the roll up levels and it needs to be in a format for Control Account Managers and program management to be able to utilize in managing the work.

It is also recommended that the To-Complete Performance Index (TCPI) be included in the Control Account Manager performance report. The TCPI is a valuable index that calculates the cost performance the control account needs to perform at in order to complete the work within the current reported EAC. When the TCPI is compared against the cumulative CPI it gives a good indication whether or not the current EAC is reasonable. For example, if a cumulative CPI is .85 and the TCPI calculates to equal 1.15 that is the performance factor that work would need to perform at in order to meet the current EAC. If the cumulative CPI is .85 then it can be determined that the current EAC might not be reasonable. It allows management and Project Controls the opportunity to question the Control Account Manager as to the validity of the current EAC. As a rule in thumb if the deviation between the CPI and the TCPI is greater than .2 then the CAM should reassess the control account EAC.

These reports, which should be provided monthly, should also include the current Budget at Completion (BAC) and the current Estimate at Completion (EAC). In addition, it would be a plus if the CAM could see a report with their time-phased spread of hours and dollars for their budget plan (BCWS), work accomplished (BCWP) and actual costs (ACWP).

For all variances that exceed the contractual variance threshold will include a description of what caused the variance, impact to the control account and the program, and a corrective action.

Principle 6b: Prepare an Estimate at Completion Based on Performance to Date and Work to be Performed

Providing an updated EAC is a prime concern of the customer and the contractor. Therefore a robust EAC process should be in place whether the program is ANSI compliant or not.

Based on the performance to date the Estimates at Completion can be updated on a monthly basis by the Control Account Manager in the scheduling tool during the status process or in the cost/EVM tool at the end of the month's process prior to submittal of the EVM report. The EAC is an element of the performance measurement system that needs to accurately reflect the contractor's best estimate of what it will cost to complete the project.

Program management should be able to validate control account manager's EACs by looking at performance indices, such as the To-Complete Performance Index, as well as independent statistical EACs.

Principle 7: Use EVMS Information in the Company's Management Processes

One of the key areas that concerns government Program Management Offices (PMO) is the level of importance that contractor's place on EVM as a management tool. During a site visit, such as conducting an Integrated Baseline Review, the PMO gauges what the interest, knowledge, and most importantly, the usage of the performance measurement data in managing the program. They want to know that the managers on the program, including the program manager, have

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received some earned value training. The level of involvement and use of the EVM data to manage their schedule, cost and technical issues is ascertained by questions. The PMO can also tell by how robust the EACs are and if the variance narratives are being written with impacts to the program and corrective actions being monitored by the contractor. It is important that the contractor's management team, including the Program Manager, utilize the data from the performance measurement system as a management tool. They should be knowledgeable and understand the data. They should know what is causing the variances and ensure that the variance narratives are written properly and answer what the issues, impacts and corrective actions are. They should be able to demonstrate that they use the information to assist them in the management decision process. They should hold their Control Account Managers accountable to use the data and write clear proper variance analysis report (VAR). If the Control Account Manager does not write a proper VAR then Project Controls needs to help instruct them how to do it. It is recommended that prior to the Earned Value report be sent to the government that the Program Manager has a meeting with the Control Account Managers and Project Control and review the data and ensure that the variance analysis is complete and that the Program Manager agrees with it. This review is also used to ensure that the EACs are acceptable to the Program Manager, who is ultimately responsible for the program EAC. This is an efficient and quick way to make any adjustments to the earned value report since all the key personnel are in one room. If the data appears to be unreliable then the PM needs to hold Project Controls accountable to ensure that they are using discipline in changing baselines, assessing process properly, and capturing actual costs to ensure that the data that is reported is accurate.

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APPENDICES

The following appendices provide further support in understanding the meaning and intent of properly implementing the 7 Principles of EVM.

Appendix 1 is a glossary of the terms used in the Intent Guide.

Appendix 2 is supplemental guidance on EVM implementation. It provides some guidelines on what is expected in the implementation, required documents needed for the Performance Measurement Baseline Review, expected EVM implementation costs, EVM engines functionality needs, explains what is expected in the monthly EVM facilitation, discusses what EVM consultants need to know, and what the expected costs of EVM to BARDA.

Appendix 3 are examples of some of the EVM documents that are needed in an EVM system. There are three documents and they mostly apply to Tier 2 EVM implementations. These documents are samples and are not a reflection of the specific way the document must look. It's included to provide contractors with an understanding of the type of information that is expected on these forms.

APPENDIX 1: Glossary of Terms

Actual Cost of Work Performed (ACWP)	The costs actually applied and recorded in accomplishing the work performed within a specified period.
Actual Direct Cost	Those costs identified specifically with a contract, based upon the contractor's cost identification and accumulation system as accepted by the cognizant DCAA representatives. (See Direct Costs).
Advance Agreement (AA)	An agreement between the contractor and the Contract Administration Office concerning the application of an approved earned value management system to contracts within the affected facility.
Authorized Work	That effort which has been authorized and is on contract, or that for which authorized contract costs have not been agreed to but for which written authorization has been received.

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Baseline	(See Performance Measurement Baseline).
Budget at Completion (BAC)	The sum of all budgets (BCWS) allocated to the contract. Synonymous with the term Performance Measurement Baseline.
Budgeted Cost for Work Performed (BCWP)	The sum of the budgets for completed Work Packages and completed portions of open Work Packages, plus the appropriate portion of the budgets for level of effort and apportioned effort (Also see Earned Value).
Budgeted Cost for Work Scheduled (BCWP)	The sum of the budgets for completed Work Packages, planning packages, etc., scheduled to be accomplished (including in-process Work Packages), plus the amount of level of effort and apportioned effort scheduled to be accomplished within a given time period.
Change Order (CO)	A formal authorization by the Procuring Contracting Officer for a change of scope to an existing contract
Contract Modification	A written and binding authorization to proceed created after change proposal negotiations.
Contract Budget Base (CBB)	The negotiated contract cost plus the estimated cost of authorized unpriced work, where: (1) Negotiated Contract Cost is that cost on which contractual agreement has been reached. For an incentive contract, it is the definitized contract target cost plus/minus the value of changes which have been priced and incorporated into the contract through contract change order or supplemental agreement. For fixed-fee contracts, it is the negotiated estimated cost. Changes to the estimated cost will consist only of the formal contract modifications or change orders or change in the contract statement of work, not for cost growth, and

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	(2) Estimated cost of authorized, unpriced work is the estimated cost (excluding fee or profit) for that work for which written authorization has been received, but for which definitized contract prices have not been incorporated into the contract through supplemental agreement.
Control Account	A management control point at which actual costs can be accumulated and compared to budgeted cost for work performed. A control account is a natural control point for cost/schedule planning and control since it represents the work assigned to one responsible organizational element on one contract work breakdown structure (CWBS) element.
Control Account Manager (CAM)	A member of a functional organization responsible for task performance detailed in a Control Account and for managing the resources authorized to accomplish the tasks.
Control Account Plan (CAP) Report	A CAP report is a timephased report which reflects all the work and effort to be performed in a control account. The CAP report will reflect the hours and dollars by element of cost (labor, subcontract, ODC, etc).
Contract Performance Report (CPR)	The monthly report submitted to the customer showing the current, cumulative and at completion status, the performance measurement baseline, manpower loading, and a narrative explanation of significant program variances.
Contract Target Cost	The dollar value (excluding fee or profit) negotiated in the original contract plus the cumulative cost (excluding fee or profit) applicable to all definitized changes to the contract. It consists of the estimated cost negotiated for a cost plus fixed fee contract and the definitized target cost for an incentive contract. The contract target cost does not include the value of authorized/un-negotiated work, and is thus equal to the contract budget base only when all authorized work has been negotiated/definitized.

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Cost Performance Index (CPI)	An efficiency rating reflecting a project's budget performance - either over or under. Measured as a ratio of the budgeted value of work accomplished versus the actual costs expended for a given project time period. The formula for CPI is BCWP/ACWP.
Discrete Effort	Program effort that has a measurable output, product or service.
Direct Costs	Those costs (labor, material, etc.) that can be reasonably and consistently related directly to service performed on a unit of work, and are charged directly to the contract, without distribution to an overhead unit.
Earned Value	See Budgeted Cost for Work Performed (BCWP)
Earned Value Management System (EVMS)	A project management system utilized for measuring project progress in an objective manner. Combines measurements of scope, schedule, and cost in a single integrated system.
Estimate at Completion (EAC)	A value (expressed in dollars and/or hours) developed to represent a realistic appraisal of the final cost of tasks when accomplished. It's the sum of direct & indirect costs to date plus the estimate of costs for all authorized Work remaining. The EAC = ACWP + the Estimate-to-Complete.
Estimate to Completion (ETC)	A value (expressed in dollar and/or hours) developed to represent a realistic appraisal of the cost of the work still required to be accomplished in completing a task.
Indirect Costs	Represents those costs, because they are incurred for common or joint objectives, are not readily subject to

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	treatment as direct costs. (See overhead).
Integrated Baseline Review (IBR)	An Integrated Baseline Review (IBR) also known as Performance Measurement Baseline Review (PMBR) is a formal review led by the Government Program Manager and Technical Support Staff. An IBR is conducted jointly with the Government and their Contractor counterparts. The purpose of an IBR is to: verify the technical content of the Performance Measurement Baseline (PMB); assess the accuracy of the related resources (budgets) and schedules; identify potential risks.
Integrated Master Plan (IMP)	The overall program plan including the work definition, technical approach, performance criteria, and completion criteria.
Integrated Master Schedule (IMS)	The IMS expands the IMP to the work planning level. It defines the tasks, their durations, milestones, milestone dates which relate to the IMP completion criteria, and interdependencies required to complete the program. The IMP and IMS are used to track and execute the program.
Integrated Product Team (IPT)	A grouping of project personnel along project objective lines rather than along organizational lines. Integrated Product Teams are work teams that represent a transition from a functional organization structure to a multi-functional project objective arrangement.
Internal Replanning	Replanning actions performed by the program for remaining effort within the recognized total allocated budget.
Level of Effort (LOE)	Work that does not result in a final product, e. g., liaison, coordination, follow-up, or other support activities, and which cannot be effectively associated with a definable end

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	product process result. It is measured only in terms of resources actually consumed within a given time period.
Management Reserve (MR)	An amount of the total Contract Budget Base (CBB) withheld for management control purposes rather than designated for the accomplishment of a specific task or set of tasks. It is not a part of the Performance Measurement Baseline.
Negotiated Contract Target Cost	The estimated cost negotiated in a Cost Plus Award Fee (CPAF), Cost Plus Fixed Fee (CPFF), Cost Plus Incentive Fee (CPIF) or Fixed Price Incentive Fee (FPIF) contract.
Original Budget	The budget established at, or near, the time the contract was signed, based on the negotiated contract cost.
Overhead	Indirect labor and material, supplies and services costs and other charges, which cannot be consistently identified with individual programs.
Other Direct Costs	A group of accounting elements which can be isolated to specific tasks, other than labor and material. Included in ODC are such items as travel, computer time, and services
Performance Measurement Baseline (PMB)	The time-phased budget plan against which contract performance is measured. It is formed by the budgets assigned to scheduled Control Accounts and the allocation of overhead costs. For future effort, not planned to the Control Account level, the performance measurement baseline also includes budgets assigned to higher level WBS elements, and undistributed budgets. It equals the total assigned budget less management reserve.
Performing Organization	A defined unit within the program organization structure, which applies the resources to performs the authorized scope

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	of work.
Planning Package	A logical aggregation of far term work within a Control Account that can be identified and budgeted but not yet defined into Work Packages.
Reprogramming	Replanning of the effort remaining in the contract, resulting in a new budget allocation which exceeds the contract budget base. The resulting baseline is called an Over Target Baseline (OTB).
Responsible Organization	A defined unit within program's organization structure that is assigned responsibility for accomplishing specific tasks.
Risk Register	Is a tool commonly used in project planning and organizational risk assessments. It is often referred to as a Risk Log. It is used for identifying, analyzing and managing risks.
Schedule Performance Index (SPI)	An efficiency rating reflecting how quickly or slowly project work is progressing. Measured as a ratio of work accomplished versus work planned for a given period of time. The formula for SPI is BCWP/BCWS.
Significant Variances	Those differences between planned and actual cost and schedule performance which require further review, analysis, or action. Appropriate thresholds are established as to the magnitude of variances which will require variance analysis.
Statistical Estimate at Completion	Is a single point estimate that can be quickly prepared and used to test the reasonableness of the current cost estimates and budget and to indicate when a comprehensive EAC should be prepared

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To-Complete Performance Index (TCPI)	An efficiency rating that provides a projection of the anticipated performance required to achieve the EAC. TCPI indicates the future required cost efficiency needed to achieve a target EAC (Estimate At Complete). Any significant difference between TCPI and the CPI needed to meet the EAC should be accounted for by management in their forecast of the final cost.
Total Allocated Budget (TAB)	The sum of all budgets allocated to the contract. Total allocated budget consists of the performance measurement baseline and all management reserve. The total allocated budget will reconcile directly to the Contract Budget Base (CBB). Any differences will be documented as to quantity and cause.
Undistributed Budget (UB)	Budget applicable to contract effort which has not yet been identified to WBS elements at or below the lowest level of reporting to the Government.
Variance Analysis Report (VAR)	The internal report completed by the Control Account Manager and submitted, through the Intermediate Manager, to the program manager for those Control Accounts which have variances in excess of established thresholds.
Variances	(See Significant Variances).
Work Authorization Document (WAD)	A form used to formally authorize and budget work to the Control Account Manager. This document must include, as a minimum, the Control Account number, Statement of Work, scheduled start and finish dates, budget, and the identity of the CAM. It must be approved by Intermediate Manager, and be agreed to by the Control Account Manager.

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Work Breakdown Structure (WBS)	A product-oriented, family-tree composed of hardware, software, services, data and facilities which results from system engineering efforts. A work breakdown structure displays and defines the product(s) to be developed and/ or produced and relates the elements of work to be accomplished to each other and to the end product.
	(1) Program WBS. The work breakdown structure that covers the acquisition of a specific defense material item and is related to contractual effort. A program work breakdown structure includes all applicable elements consisting of at least the first three levels of the work breakdown structure and extended by the program manager and /or contractor(s). A program work breakdown structure has uniform element terminology, definition, and placement in the family tree structure.
	(2) Contract WBS (CWBS) The complete WBS for a contract, developed and used by a contractor within the guidelines of MIL-Handbook 881 (latest revision) or NASA WBS Handbook (insert reference) or other customer guidelines and according to the contract work statement. It includes the approved work breakdown structure for reporting purposes and its discretionary extension to the lower levels by the contractor, in accordance with MIL-Handbook 881 and the contract work statement. It includes all the elements for the products (hardware, software, data, or services) which are the responsibility of the contractor.
Work Packages	Detailed short-span jobs, or material items, identified by the contractor for accomplishing work required to complete the contract. A Work Package has the following characteristics. 1. It represents units of work at levels where work is performed. 2. It is clearly distinguishable from all other work

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packages.

3. It is assignable to a single organizational element.

4. It has scheduled start and finish dates and, as applicable, interim milestones, all of which are representative of physical accomplishment.

5. It has a budget or assigned value expressed in terms of dollars, man-hours or other measurable units.

6. Its duration is limited to a relatively short span of time or it is subdivided by discrete value milestones to facilitate the objective measurement of work performed.

7. It is integrated with detailed engineering, manufacturing, or other schedules.

Work Package Budgets	Resources which are formally assigned by the CAM to accomplish a Work Package, expressed in dollars and/or hours.

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Appendix 2 Supplemental EVM Implementation Guideline

Implementation of a 7 Principles of EVM system should be less expensive than if there was an ANSI/EIA-748. There is no need for the system to have to go through an EVM compliance review, plus the level of documentation should be streamlined.

The implementation should include:

- EVM Process flows that reflect how a company will build and maintain the EVM system. (EVM Procedures may also be included if the cost associated with them is reasonable)
- EVM engine tool and a schedule tool. It is not necessary to load the schedule tool, such as Microsoft Project, with resources. This adds an extra strep, additional costs and little to no value. It is recommended that all resource information be loaded in the EVM engine and leave the schedule tool to what it does best, measure progress through time (duration).
- The EVM Engine needs to be integrated with the company's accounting system.

Documentation needed for the Performance Measurement Baseline Review (PMBR)

- WBS Dictionary/Control Account Work Authorization Documentation
- Integrated Master Schedule
- Responsibility Assignment Matrix
- Control Account Plans
- PMB Log
- Baseline Revision Documents
- Risk Register

EVM IMPLEMENTATION COSTS
The cost for an implementation depends on the size of the contract and the tier level of EVM.

Tier 2 (projects greater than $25M)
Implementation costs should range $75K-$125K

Tier 3 (projects less than $25M)
Implementation costs should range ($50K - $100K)

EVM ENGINES/TOOLS
Depending on the size of the contract would predicate the level of functionality that would be needed. For Tier 2 contracts a larger, more robust EVM engine would be needed. For the Tier 3 small contracts MS Project or the MSP wrap-around would probably suffice although the more robust EVM engines can be used also.

Tier 2

Recommended that one of the larger and flexible EVM engines be utilized. The tool should have the flexibility to be able to download data from MS Project and be able to upload or input budget data to provide time-phased budget information down to the work package level. It should be able to incorporate the companies Organization Breakdown Structure. It should be able to

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maintain baseline, actual costs, forecast and performance periodic data. It should be able to forecast Estimate to Complete with the ability to set up different rate tables if necessary. It should have the capability to use all earned value methodologies. It should be able to print many types of EVM reports that can provide information to the Control Account Managers (CAM) and Program Managers (PM), as well as, the Contract Performance Report (CPR) and the Control Account Plans (CAP) that are contract deliverables.

Tier 3

For Tier 3 projects, a company can certainly utilize an EVM engine as listed above. It may also use the less robust, less expensive Microsoft Project wrap-around tools of which there are several on the market or even use Microsoft Project with its limited but acceptable EVM function. These tools also will provide the CPR or data provided on a CPR for contract deliverable purposes.

EVM FACILITATION

EVM facilitation pertains to the monthly process to include:

- Schedule Status
- Integration of accounting data into EVM engine
- Run monthly reports for Control Account Managers (Tier 2)
- Prepare the monthly Contract Performance Report (CPR) Formats 1 and 5
- Run the Control Account Plans for both internal and external (contract requirement for Tier 2 projects)
- PMB Change Control

Depending on the size of contract, a contractor should have an EVM/cost analyst and schedule analyst for a Tier 2 contract and one combined cost/schedule analyst for a Tier 3 contract. The costs for a schedule analyst on a yearly basis for an employee hire should be equal to or less than $125K. For a cost analyst it should be equal to or less than $110K. If a company is bringing in a contractor to provide staff implementation the costs should be up to $125/hr for a schedule analyst and $110/hr for an EVM/cost analyst.

EVM CONSULTANTS

There may be the need to bring in consultants to help set up your EVM system and perhaps provide EVM staff augmentation to provide the monthly facilitation. Make sure that you shop around and get several quotes. Also make sure that the consultants understand the statement of work pertaining to the BARDA EVM requirements. Most EVM consultants are used to working with companies that have a requirement to implement an ANSI/748 compliant EVM system per the DoD requirements and it is important that they have an understanding of what is required in a 7 Principles EVM implementation so that they don't propose much more complex EVM system than is needed. Please be advised that the government will only accept reasonable costs associated with implementing a 7 Principles of EVM system.

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COST OF EVM

BARDA is working diligently to keep the costs of EVM implementation and facilitation at a reasonable level. Since the goal at BARDA is to provide an integrated, systematic approach to the development and purchase of the necessary vaccines, drugs, therapies, and diagnostic tools for public health medical emergencies, it is imperative that the funds for product development are used for that such purpose. BARDA expects the costs for implementation and facilitation of EVM to range 1%-2% of development budget. This is ratified by the white paper by Dr. Christenson titled "The Costs and Benefits of the Earned Value Management Process".

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Appendix 3 Sample EVM Documents

WBS 1.4.1.x Cardiac (QTc) Safety

Description

Study Title: "A Phase 1 study to assess the cardiovascular safety of intravenous (IV) Panaceomycin in volunteers" (Thorough QT Study)

We will conduct a thorough evaluation of the cardiac effect of Panaceomycin Injection via a randomized, double-blind crossover study. A total of 100 participants (18-22 per arm) will randomize to one of five study arms to receive in a double-blind fashion a single IV infusion of either Panaceomycin Injection 10 mg/kg, Panaceomycin Injection at a supra-therapeutic dose, ciprofloxacin (positive control), or placebo. 12-Lead digital ECGs will be collected in triplicate via Holter monitor from each participant during dosing. Seven days after dosing, participants will be re-randomized to receive another treatment. ECGs will be collected and analyzed. A full statistical analysis and expert ECG report will be generated. Serum PK samples will also be collected at ECG collection time points and analyzed to confirm exposure.

Targeted Outcome: No evidence of delay in cardiac repolarization induced by Panaceomycin as shown by analysis of the QT interval.

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7 Principles of EVM Tier 2 System Implementation Intent Guide

Subcontractors

Vendor	Area of Responsibility
Phase Research	○ Study Documentation Design and Development ○ Clinical Monitoring: Includes site initiation, interim, and close-out monitoring visits, ○ Pharmacovigilence ○ Data Management: Includes build and maintenance of electronic case report forms (eCRFs); data query generation and resolution ○ Biostatistics ○ Medical Writing: ○ Project Management: The Project Manager will actively facilitate Phase Research's interaction with the research site and provide close monitoring oversight in conjunction with the assigned CRA. Project Management will also assist in the finalization of all applicable study documents and provide coordination between study vendors. ○ Pass-through Expenses Travel for CRA monitoring visits to clinical sites, shipping and printing costs ○ Investigator Grants
Energetics	Core Cardiac Lab
TBD	Clinical study site(s)
Pulse Tech	To provide Central Lab services
Analyx	To perform PK analyses
Claritron	To write the PK report
Obelisk	To label and distribute study drug product

Consultants

Joe Josephs	Internal Medical Monitor: Sponsor medical oversight
Rolf Xerd	Pharmacologist: Design and analysis consultation for PK parameters and analysis
Julie Simms	Clinical Trials Manager

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Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked "***" and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application with the Commission.
7 Principles of EVM Tier 2 System Implementation Intent Guide

Phil Thomas	Medical Writer
Claire Cools	SAS Programmer
Mary Doe	Clinical Contracts
Jim Dodds	Supply Chain Manager

Milestones, EV at Milestones

Consultants and Phase Project Management will earn value as Level of Effort activities. All other costs will earn value according to the schedule below.

Signed Study Protocol	10 %
First participant dosed	20 %
40 % Enrollment	35%
70% Enrollment	50%
Last participant procedure (Treatment phase)	60 %
Last participant follow-up	70 %
Database lock	80 %
Clinical Study Report	90 %
Transferred Trial Master File	100 %

Deliverables

1. Signed Study Protocol
2. Top-line data
3. Signed Clinical Study Report

External Dependencies

1. Top-line Data from an External Clinical Study Identifying Panaceomycin Maximum Tolerated Dose as a single dose in Humans. The Maximum Tolerable Dose will be defined in a study not included in the BARDA contract. This dose will be used in selecting the Supra-therapeutic dose in this Thorough QT Study.
2. Successful production of cGMP lot of Panaceomycin.
3. Enrollment and retention of study participants.

Sample WBS Dictionary

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Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked "****" and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application with the Commission.
7 Principles of EVM Tier 2 System Implementation Intent Guide

Work Authorization					
Project/Contract	BARDA			**WBS #**	1.1.6.2
WBS description	Program Management, Meetings and Control				
Authorization version #	1	**Scheduled Start**	Oct 2010	**Scheduled Finish**	Sep 2012

Work Description

Achaogen staff will manage the integration and performance control of the program.

For further detail, see description of scope for WBS 1.1.6.2

Budget		
Labor	$ 250,000	[redacted]
Subcontractors	$	
Consultants	$	
Materials	$	
Travel	$	
Total	**$ 250,000**	

Approvals			
Control Account Manager	Name: Benjamin Gay	Signature:	Date:
Project Manager	Name: Ronald Smith	Signature:	Date:
Finance	Name: Denise [illegible]	Signature:	Date:

Sample Work Authorization Document

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Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked "****" and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application with the Commission.
7 Principles of EVM Tier 2 System Implementation Intent Guide

	CAP:	*1.1.1 Drug Production*		Month End:	*3/31/2011*								
Control Account Performance													
		Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12	Total
BCWS		200	30	30	40	60	80	60	80	15	25	30	25	675
BCWP		10	190	60										
ACWP		12	190	60										
SV		-190	160	30										
CV		-2	0	0										

Resource Summary													
		Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12	Total
Labor		10	10	10	10	10	10	10	10	10	10	10	10	120
Sub DB			20	20	30									70
Sub DP						50	70	50	70					240
Sub Pack											5	20	15	40
Material		190												190
ODC										5	10			15
BCWS		200	30	30	40	60	80	60	80	15	25	30	25	675

Work Package Summary													
	EVM	Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12	Total
Sub Contract Management	LOE	10	10	10	10	10	10	10	10	10	10	10	10	120
Purchase Materials	0/100	190												190
Manufacture Drug Susbstanc	MS		20	20	30									70
Manufacture Drug Product	MS					50	70	50	70					240
Ship	Units									5	10			15
Package & Store	Units										5	20	15	40
BCWS		200	30	30	40	60	80	60	80	15	25	30	25	675

Sample Control Account Plan

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